1st FRANKLIN FINANCIAL CORPORATION

                             INDEX TO EXHIBITS


  Exhibit                                                               Page
     No.                                                                 No.
     --                                                                  --
     19      Quarterly Report to Investors
             for the Three Months Ended March 31, 2000.................   4

     27      Financial Data Schedule...................................  13